EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 2 to Registration Statement on Form S-3 of our report dated October 12, 1995 appearing on page 21 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB/A-2 for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
Morristown, New Jersey
August 28, 1996